Exhibit 16.1

November 30, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Ladies and Gentlemen

Re: Heatwurx, Inc.

Commission File No. 333-184948

We have read the statements that we understand Heatwurx, Inc. will include under Item 5 of the Form 10-Q for the quarterly period ended September 30, 2015 dated November 30, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 5 of such report.

Sincerely,

/s/ Cutler & Co., LLC

Cutler & Co., LLC

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9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com